Exhibit 99.1
Lime Energy Co. Board Authorizes 1 for 7 Reverse Split
As Step Toward Qualifying for NASDAQ Listing
ELK GROVE VILLAGE, IL, January 17, 2008 / PR Newswire/—Lime Energy Co. (OTCBB: LMEC), a leading developer and integrator of energy savings technologies, today announced that on January 16, 2008 its board of directors authorized a 1 for 7 reverse split of its common stock to be effective at the opening of business on Monday January 28, 2008.
As previously announced, the Company filed an application for listing on the NASDAQ Capital Market on November 13, 2007. It believes that it currently meets all of the listing qualifications of the NASDAQ Capital Market, except that its current stock price is less than minimum required bid price of $4 per share. In an effort to increase the stock price, the Company’s board of directors authorized management to seek the written consent of the largest holders of the Company’s common stock to authorize a reverse split of between 1-for-2 to 1-for-10 at any time prior to March 31, 2008, if at all, as the board of directors determined was necessary to meet the listing requirements in the prevailing market conditions. On November 13, 2007, management received the consent of stockholders holding 62.7% of the outstanding shares of the Company’s common stock to effect such a reverse stock split.
The Company’s stock currently trades on the OTC Bulletin Board, but the Company’s management and Board of Directors believe that listing its stock on the NASDAQ will benefit its stockholders through better awareness and visibility of the Company by both institutional and retail investors from being associated with the world’s largest electronic stock market. The anticipated listing would provide greater access to capital; increased liquidity, resulting from the greater market depth of the NASDAQ Capital Market; and reduced transaction costs for investors.
NASDAQ has indicated to the Company that a decision regarding this listing application can be expected a couple weeks following the effectiveness of the reverse split.
For information about the qualification requirements for NASDAQ securities, please visit www.nasdaq.com/about/LegalComplianceFAQs.stm. Listing applications are subject to review and approval by NASDAQ’s Listing Qualifications Department for compliance with all NASDAQ Capital Market requirements. There can be no assurance that Lime Energy’s common stock will be approved for listing on the NASDAQ Capital Market.
About NASDAQ
NASDAQ® is the largest electronic screen-based equity securities market in the United States. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at www.nasdaq.com or the NASDAQ Newsroom at www.nasdaq.com/newsroom/.
About Lime Energy Co.
Lime Energy is one of the nation’s leading energy efficiency technology and engineering companies. Lime brings together more than 75 years of experience in design, engineering and installation of energy efficient solutions providing customers with guaranteed saving results and high returns on invested capital. The Company’s stock is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the Company’s website at www.lime-energy.com or by calling 847-437-1666.

Lime Energy Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements, including statements regarding listing on the NASDAQ Capital Market, completion of a reverse stock split, and the Company’s future stock price, results, performance, prospects and opportunities, all of which are within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements involve risks and uncertainties, and factors that could cause actual results to differ materially, including the following: uncertainties regarding the listing of our common stock on the NASDAQ Capital Market; uncertainties regarding the reverse stock split and the trading price of the common stock following the reverse stock split; the Company’s performance, prospects and opportunities in the remainder of 2008 and beyond, and general market conditions Certain of these risks are referenced in Lime Energy’s current Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; and such factors as incorporated by reference.